Exhibit 10.1

seqll inc.

2014 EQUITY INCENTIVE PLAN

As Amended and Restated effective on the IPO Date

SECTION 1.          GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the 2014 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons (including consultants and prospective employees) of SeqLL Inc., a Delaware corporation (including any successor entity, the “Company”), and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Plan was amended and restated effective on the IPO Date to make certain revisions in anticipation of the Company’s initial public offering.

The following terms shall be defined as set forth below:

“409A Affiliate” means any corporation or other entity in an unbroken chain of corporations or other entities, beginning with the Company, in which each corporation or other entity (other than the last corporation or entity in the chain) has a controlling interest (within the meaning of Treasury regulation §1.414(c)-2(b)(2)(i) except that the language at “least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein) in the corporation or other entity.

“Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder. Any reference to a specific provision in the Act shall include any successor provision thereto.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option may be granted, the term “Affiliate” means any entity that, directly indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Company within the meaning of Sections 414(b) or (c) of the Code; provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in the applicable Grantee’s employment offer letter, severance letter or services agreement, or if the Grantee does not have an employment offer letter, severance agreement or services agreement with the Company (or the term “Cause” is not otherwise defined in any of the foregoing), then, unless otherwise defined in any Award agreement, Cause shall mean a vote of the Board resolving that the Grantee should be dismissed as a result of: (i) the commission of any act by the Grantee constituting financial dishonesty against the Company or its Subsidiaries (which act would be chargeable as a crime under applicable law); (ii) the Grantee engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by the Grantee to follow the directives of the chief executive officer of the Company or any of its Subsidiaries or Board; or (iv) any material misconduct, violation of the Company’s or Subsidiaries’ policies, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations promulgated thereunder. Any reference to a specific provision in the Code shall include any successor provision thereto.

“Committee” means the compensation committee of the Board, each member of which shall qualify as a “nonemployee director” within the meaning of Rule 16b-3 of the Exchange Act.

“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share. Dividend Equivalent Units may only be granted in connection with a grant of Restricted Stock Units according to the terms of Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Any reference to a specific provision in the Exchange Act shall include any successor provision thereto.

“Fair Market Value” means, per Share on a particular date: (i) if the Shares are listed on a national securities exchange or a national market system, the closing sale price of a Share on the immediately preceding trading day on the national securities exchange on which the Stock is then traded; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the immediately preceding trading day; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, using a reasonable valuation method within the meaning of Code Section 409A. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

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“Grantee” means a Person who has been granted an Award under this Plan.

“Incentive Stock Option” means any Stock Option so designated by the Committee and otherwise qualified as an “incentive stock option” as defined in Section 422 of the Code.

“IPO Date” means the date on which the Shares are first sold to the public pursuant to an effective registration statement filed by the Company under the Act.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Person” shall have the meaning provided in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

“Option” or “Stock Option” means the right to purchase Shares at a stated price for a specified period of time. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

“Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer which may lapse upon the completion of a period of service, achievement of performance goals, or a combination thereof.

“Restricted Stock Unit” means the right to receive one Share or a cash payment, the value of which is equal to the Fair Market Value of one Share.

“Sale Event” shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied, including, but not limited to, the signing of documents by all parties and approval by all regulatory agencies, if required:

(i)          Any Person becomes the “beneficial owner” (as such term is defined pursuant to rules promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (not including (A) any securities of the Company acquired and/or beneficially owned by such Person if such Person is an existing stockholder of the Company and (B) any securities acquired directly from the Company or its Affiliates);

(ii)         The stockholders approve a plan of complete liquidation or dissolution of the Company;

(iii)        The consummation of (A) an agreement for the sale or disposition of all or substantially all of the Company’s assets (other than to an Excluded Person); or (B) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than (1) a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such other surviving entity) outstanding immediately after such merger, consolidation or reorganization, or (2) a merger, consolidation or reorganization that would result in at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such other surviving entity) outstanding immediately after such merger, consolidation or reorganization being held by an Excluded Person; or

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(iv)        the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the IPO Date, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this definition until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Sale Event, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Sale Event occurred;

An “Excluded Person” means: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if the occurrence of a “Sale Event” triggers payment under such Award, then the foregoing definition shall be deemed amended to the minimum extent necessary, if at all, so that the definition satisfies the requirements of a change of control under Code Section 409A.

“Service Relationship” means service to the Company or its successors or Subsidiaries as an employee, director or key person (including as an advisor or consultant).

“Shares” means Shares.

“Stock” means the Common Stock, par value $0.00001 per stock, of the Company, subject to adjustments pursuant to Section 3.

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“Subsidiary” means any corporation in an unbroken chain of entities beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

“Termination Event” means the termination of the Grantee’s Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing. Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if the occurrence of a “Termination Event” triggers payment under such Award, then the foregoing definition shall be deemed amended to the minimum extent necessary, if at all, so that the definition satisfies the requirements of a separation from service under Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Grantee is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Grantee on account of such separation from service shall not be made before a date that is six (6) months after the date of the separation from service.

“Unrestricted Stock Award” means an Award of Shares that are not subject to any transfer restriction or any service requirement, performance requirement, or other vesting criteria, granted pursuant to Section 8.

SECTION 2.          ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)          Administration of Plan. The Plan shall be administered by the Committee, provided, however, that if at any time the Committee shall not be in existence, then the Board shall administer the Plan. In addition, to the extent applicable law permits, the Board may delegate any of its authority hereunder to another committee of the Board or one or more officers of the Company, and the Committee may delegate any of its authority hereunder to a sub-committee or to one or more officers of the Company, provided that no such delegation is permitted with respect to Awards made to individuals who are subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of “nonemployee directors” within the meaning of Rule 16b-3 of the Exchange Act. All references herein to the Committee shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors, the Committee, or any other committee, sub-committee or officer that the Board or the Committee delegates its authority to pursuant to this Section 2(a) to the extent of such delegation).

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(b)          Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)          to select the individuals to whom Awards may from time to time be granted;

(ii)         to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards or any combination of the foregoing, granted to any one or more Grantees;

(iii)        to determine the number of Shares to be covered by any Award;

(iv)        to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the form of written instruments evidencing the Awards;

(v)         to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)        to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vii)       subject to any restrictions applicable to Incentive Stock Options, to extend at any time the period in which Stock Options may be exercised; and

(viii)      at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be binding on all Grantees and any other individual with a right under the Plan.

(c)          Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

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SECTION 3.       STOCK ISSUABLE UNDER THE PLAN; DEPLETION OF RESERVE; REPLENISHMENT OF SHARES; CHANGES IN STOCK; SUBSTITUTION

(a)          Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be Three Million Five Hundred Thousand (3,500,000) Shares, subject to adjustment as provided in Section 3(e), all of which may be issued pursuant to Incentive Stock Options. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury.

(b)          Depletion of Reserve. The aggregate number of Shares reserved under Section 3(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, that may be issuable under an Award as determined at the time of grant. For the avoidance of doubt, Awards that may only be settled in cash (determined at the time of grant) shall not deplete the Share reserve.

(c)          Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award, (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, (v) an Award or a portion thereof is settled in cash, or shares are withheld by the Company in payment of the exercise price ir withholding taxes of an Award, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options.

(e)          Changes in Stock.

(i)          General Adjustment Provisions. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan; (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; and (iii) the exercise price for each Share subject to any then outstanding Stock Options under the Plan. The adjustment by the Committee shall be final, binding and conclusive.

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The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or would violate Section 422(d) of the Code.

(ii)         Special Rules for Certain Awards. With respect to Awards of Incentive Stock Options, all adjustments made pursuant to (i) to must comply with the adjustment provisions in Code Section 422(b), and any adjustment made pursuant to this Section 3(e) to an Award that is exempt from Section 409A of the Code shall be made in manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Section 409A of the Code shall be made in a manner that complies with the provisions thereof.

(iii)        No Fractional Shares. No fractional Shares shall be issued under the Plan resulting from any such adjustment. The Committee may, in its discretion, make a cash payment in lieu of fractional shares or cancel such fractional shares for no consideration.

(iv)        Certain Adjustments Automatic. Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(f)          Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.          TREATMENT UPON SALE EVENT

(a)          Effect of a Sale Event. The Committee may specify in an agreement relating to an Award the effect of a Sale Event upon such Award. If such agreement, or any other agreement between the Grantee and the Company or an Affiliate, does not specify the effect of a Sale Event on the Award, then:

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(i)          Upon such Sale Event, if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Grantee (or other person with rights in an Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Sale Event. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Sale Event, to apply to the number and class of securities which would have been issuable to the Grantee upon the consummation of such Sale Event had the Award been exercised, vested or earned immediately prior to such Sale Event, and such other appropriate adjustments in the terms and conditions of the Award shall be made. If the Grantee experiences a Termination Event due to (A) the successor or surviving corporation terminating the Grantee’s service without Cause, (B) by reason of the Grantee’s death or Disability, or (C) by the Grantee resigning for “good reason,” as defined in any employment, retention, change of control, severance or similar agreement between the Grantee and the Company or any Affiliate, if any, in any case within twenty-four (24) months following the Sale Event, all of the Grantee’s Awards that are in effect as of the date of such Termination Event shall be vested in full or deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) effective on the date of such Termination Event.

(ii)         To the extent the purchaser, successor or surviving entity (or parent thereof) in the Sale Event does not assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the effective date of the Sale Event:

(A)         Each Option that is then held by a Grantee who has a Service Relationship with Company or an Affiliate on the effective date of the Sale Event shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options shall be cancelled on the date of the Sale Event in exchange for a cash payment equal to the excess of the Sale Price (as defined below) of the Shares covered by the Option that is so cancelled over the exercise price of such Shares under the Option; provided, however, that all Options that have an exercise price that is less than the Sale Price shall be cancelled for no consideration.

(B)         Restricted Stock and Restricted Stock Units (that are not subject to any performance goals) that are not then vested shall vest in full and be settled, and any Dividend Equivalent Units that are not vested shall vest (to the same extent as the Restricted Stock Units to which they relate) and be paid; and

(C)         All Awards subject to performance goals that are earned but not yet paid shall be paid, and all Awards subject to performance goals for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s) assuming target performance goals provided under such Award were met, if applicable (or, if higher, based on actual performance through the date of such Sale Event).

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“Sale Price” shall the per Share price paid or deemed paid in the Sale Event, as determined by the Committee. For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the Sale Price.

(b)          Certain Limits on Payments. Solely with respect to awards granted on and after the IPO Date, and except as otherwise expressly provided in any agreement between a Grantee and the Company or an Affiliate, if the receipt of any payment by a Grantee under the circumstances described above would result in the payment by the Grantee of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

SECTION 5.          ELIGIBILITY

(a) General. Grantees under the Plan will be such full or part-time officers, employees, directors and key persons (including advisors and consultants) of the Company or a 409A Affiliate as are selected from time to time by the Committee in its sole discretion; provided that if a Stock Option is granted to any individual who does not provide services to the Company or a 409A Affiliate then such Stock Option shall be considered nonqualified deferred compensation subject to the provisions of Section 409A of the Code to the extent so required therein.

(b) Limits on Director Awards. The maximum value of Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed (i) $800,000 in total value for the first fiscal year in which the Director first serves as a member of the Board or (ii) $400,000 in total value for any subsequent fiscal year in which the Director serves as a member of the Board (in each case calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

SECTION 6.          STOCK OPTIONS

(a)          Nature of Stock Options. A Stock Option is an Award entitling the recipient to acquire Shares, at such exercise price as determined by the Committee and subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Stock Option shall be evidenced by a Stock Option agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

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(b)          Grants of Stock Options. The Committee in its discretion may grant Stock Options to eligible directors, officers, employees and key persons of the Company or any Subsidiary. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the Grantee’s election, subject to such terms and conditions as the Committee may establish.

(i)          Exercise Price. The exercise price per Share covered by a Stock Option granted under the Plan shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary (a “10% Owner”) is granted an Incentive Stock Option, then the exercise price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii)         Option Term. The term of each Stock Option shall be fixed by the Committee, but any Stock Option shall be exercisable within ten (10) years after the date the Stock Option is granted. If an employee that is a 10% Owner is granted an Incentive Stock Option, then the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(iii)        Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date and set forth in the Stock Option agreement. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. A Grantee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. A Grantee shall not be deemed to have acquired any such shares unless and until a Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Shares to the Grantee, and the Grantee’s name shall have been entered on the books of the Company as a stockholder.

(iv)        Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased, or by such other method as provided in a Stock Option agreement. Payment of the aggregate exercise price may be made by one or more of the following methods or as otherwise provided by the Committee:

(A)         In cash, by certified or bank check or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company;

(B)         If permitted by the Committee, through the delivery (or attestation to the ownership) of Shares that are beneficially owned by the Grantee and are not then subject to restrictions under any Company plan having a Fair Market Value on the exercise date equal to the aggregate exercise price; or

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(C)         If permitted by the Committee, by having the Company withhold a number of Shares otherwise issuable upon exercise of the Stock Option having a Fair Market Value on the exercise date equal to the aggregate exercise price.

No Shares so purchased will be issued to the Grantee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the Shares, including, without limitation, obtaining from the Grantee payment or provision for all withholding taxes due as a result of the exercise of the Option and payment of the aggregate exercise price. In the event a Grantee chooses to pay the aggregate exercise price by previously-owned Shares through the attestation method, the number of Shares transferred to the Grantee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(c)          Annual Limit on Incentive Stock Options. If the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Grantee during any calendar year exceed $100,000, such Stock Option shall constitute a Non-Qualified Stock Option to the extent that this limit is exceeded.

SECTION 7.          RESTRICTED STOCK AWARDS

(a)          Nature of Restricted Stock Awards. A Restricted Stock Award is a grant (or sale, at such purchase price as determined by the Committee, in its sole discretion) of Shares that are subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award will be evidenced by a Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Grantees.

(b)          Rights as a Stockholder. Except as otherwise provided in any Restricted Stock Award agreement, the Grantee shall be (i) considered the record owner of and shall be entitled to vote the Shares of Restricted Stock if and to the extent such Shares are entitled to voting rights and (ii) entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution, and provided further that any dividends paid on Restricted Stock that is granted on and after the IPO Date will be accumulated and paid if and only to the same extent as the Restricted Stock vests.

(c)          Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

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SECTION 8.          UNRESTRICTED STOCK AWARDS

(a)          Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) Unrestricted Shares to any Grantee, in respect of past services, in exchange for cancellation of a compensation right, as a bonus, or any other valid consideration, or in lieu of any cash compensation due to such individual in accordance with (b) below.

(b)          Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of a Grantee and with the consent of the Committee, a Grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Grantee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

SECTION 9.          RESTRICTED STOCK UNIT AWARDS

(a)          Grant of Restricted Stock Units. The Committee shall determine all terms and conditions of an award of Restricted Stock Units, including but not limited to: (i) the number Restricted Stock Units granted; (ii) whether the Restricted Stock Units will be settled in cash, Shares, or a combination thereof; (iii) whether, as a condition for the Grantee to earn all or a portion of the Restricted Stock Units, one or more performance goals must be achieved; (iv) the length of the vesting and/or performance period and, if different, the date on which payment of cash or Shares, as applicable, will be mad; and (v) whether the grant will include the right to receive Dividend Equivalent Units. The grant of Restricted Stock Units shall be evidenced by a Restricted Stock Unit agreement.

(b)          Dividend Equivalent Units. The Committee shall determine all terms and conditions of an award of Dividend Equivalent Units, including whether payment will be made in cash or Shares, provided however, that no Dividend Equivalent Units may be paid with respect to Restricted Stock Units that are not earned or that do not become vested.

SECTION 10.         transferability; lockup

(a)          Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Grantee to: (i) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Grantee’s death; (ii) transfer an Award to the former spouse of the Grantee as required by a domestic relations order incident to a divorce; or (iii) transfer an Award; provided, however, that with respect to clause (iii) above the Grantee may not receive consideration for such a transfer of an Award.

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(b)          Lockup Provision. Each Grantee agrees that he, she or it will not, without the prior written consent of the managing underwriter (if any), during (i) the period commencing on the IPO Date and ending on the date specified by the Company and/or the managing underwriter (not to exceed 210 days following the IPO Date); or (ii) during the 90 day period following the effective date of any other registration statement filed by the Company under the Act: (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock held immediately prior to the effectiveness of the applicable registration statement; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the capital stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of capital stock or other securities, in cash or otherwise. The underwriters in connection with any applicable offering and associated registration statement are intended third-party beneficiaries of this Section 10(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Grantee further agrees to execute such agreements as may be reasonably requested by the Company and/or the underwriters in connection with any applicable offering and any associated registration statement that are consistent with this Section 10(b) or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of capital stock of each Grantee (and transferees and assignees thereof) until the end of such restricted period.

If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Section 10(b) shall apply with equal force to additional and/or substitute securities, if any, received by the Grantee in exchange for, or by virtue of his or her ownership of the Shares issued hereunder.

SECTION 11.         TAX WITHHOLDING

(a)          Payment by Grantee. Each Grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. The Company’s obligation to issue Shares to any Grantee is subject to and conditioned on any such tax obligations being satisfied by the Grantee.

(b)          Payment in Stock. If approved by the Committee, a Grantee may elect to satisfy any tax withholding obligations, in whole or in part, by (i) authorizing the Company to withhold from Shares subject to, or to be issued pursuant to, any Award or (ii) transferring to the Company Shares that the Grantee beneficially owns, in either case having a Fair Market Value (as of the date the withholding is effected) equal to the amount to be withheld, provided that the amount to be withheld in Shares may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge.

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(c)          No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Grantee or any other Person with an interest in an Award that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, or any Option intended to qualify as an Incentive Stock Option so qualifies, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

SECTION 12.         AMENDMENTS AND TERMINATION

(a)          Term of Plan. This Plan, as amended and restated, shall become effective upon the IPO Date, provided that the Company’s stockholders have approved the Plan, as amended and restated, on or prior to such date in accordance with applicable law. The Plan shall continue until all Shares reserved for issuance hereunder have been issued, or, if earlier, until such time as the Committee terminates the Plan pursuant to this Section 12. No Incentive Stock Options may be granted after the ten (10) year anniversary of the date of stockholder approval of the amendment and restatement of the Plan unless the shareholders of the Company have approved an extension of this Plan for such purpose.

(b)          Termination and Amendment of Plan. The Board may, at any time, amend, terminate or discontinue the Plan, subject to the following limitations:

(i)          shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code (including, but not limited to Section 422 of the Code), (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(ii)         shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares reserved for issuance hereunder (except as permitted by Section 3), or (B) an amendment that would diminish the protections afforded by Section 12(d).

Notwithstanding the foregoing, the authority of the Board and the Committee to administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Grantees with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(c)          Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)          Except as provided in Section 12(d) and subject to the requirements of this Plan, the Committee may modify, amend or cancel any Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Grantee, or the cancellation of an Award, shall be effective only if agreed to by the Grantee or any other person(s) as may then have an interest in such Award, but the Company need not obtain Grantee (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 3(e), or Section 4 or as follows: (A) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Grantee (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

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(ii)         Notwithstanding anything to the contrary in an Award agreement, the Committee shall have full power and authority to terminate or cause a Grantee to forfeit the Award, and require a Grantee to disgorge to the Company any gains attributable to the Award, if the Grantee engages in any action constituting, as determined by the Committee in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Grantee and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii)        Any Awards granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by the Company from time to time, or any recoupment or similar requirement otherwise made applicable to the Company by law, regulation or listing standards.

(d)          Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 3, neither the Committee nor any other person may (i) amend the terms of outstanding Options to reduce the exercise or grant price of such outstanding Options; (ii) cancel outstanding Options in exchange for Options with an exercise or grant price that is less than the exercise or grant price of the original Options; or (iii) cancel outstanding Options with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option with a grant date that is effective prior to the date the Committee takes action to approve such Award.

SECTION 13.         Termination event

Except as otherwise provided in any Award agreement or the Grantee’s employment offer letter, severance letter or services agreement, or as determined by the Committee at the time of such Termination Event:

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(a)          If a Grantee experiences Termination Event due to Cause, a Grantee shall forfeit all outstanding Awards immediately upon such termination. For the avoidance of doubt, the Grantee will be prohibited from exercising any Stock Options on and after his or her termination date.

(b)          If a Grantee experiences a Termination Event due to the Grantee’s death or disability (at a time when the Grantee could not have been terminated for Cause), the Grantee shall forfeit the unvested portion of any Award, and any vested Options shall remain exercisable until the earlier of the Option’s original expiration date or twelve (12) months from the date of Grantee’s termination.

(c)          If a Grantee experiences a Termination Event for any reason other than Cause, death or disability (at a time when the Grantee could not have been terminated for Cause), then the Grantee shall forfeit the unvested portion of any Award, and any vested Options shall remain exercisable until the earlier of the Award’s original expiration date or three (3) months from the date of Grantee’s termination.

SECTION 14.         STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.         GENERAL PROVISIONS

(a)          No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal requirements have been satisfied.

(b)          Delivery of Stock Certificates; Book Entry; Legends and Stop-Transfer Restrictions. Stock certificates to Grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company. In addition, the issuance of Shares under the Plan may be effected on a non-certificated or book-entry basis, to the extent not prohibited or required by applicable law or listing standards and so long as such issuance is in compliance with the applicable rules of any stock exchange that the Shares are then traded on. The Company may include appropriate restrictive legends or enter appropriate stop-transfer orders with respect to Shares issued under the Plan.

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(c)          Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)          Designation of Beneficiary. Each Grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Grantee, or if the designated beneficiaries have predeceased the Grantee, the beneficiary shall be the Grantee’s estate.

(e)          409A. The provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(f)          Foreign Participation. To assure the viability of Awards granted to Grantees employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 12.

SECTION 16.         GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

SECTION 17.         dispute resolution

(a)          Except as provided below, any dispute arising out of or relating to this Plan or any Award made hereunder, or any agreement executed in connection herewith, or the breach, termination or validity of this Plan, any such Award or any such agreement, shall be finally settled by binding arbitration conducted in accordance with the Rules of Arbitration of the American Arbitration Association (“AAA”) by three (3) arbitrators appointed in accordance with the said rules unless the parties agree on the name of a sole arbitrator, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be California.

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(b)          The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c)          The Company, each recipient of an Award hereunder, each party to an agreement governed hereby and any other holder of Stock issued under this Plan (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 16 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)          Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding; (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Plan or the subject matter hereof may not be enforced in or by such court; and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

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DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

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